As filed with the Securities and Exchange Commission on January 23, 2004. Registration No. 333-111663.

                         UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
        ------------------------------------------------
                Post-Effective Amendment No. 3 to
                           FORM S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                             1933
        -------------------------------------------------
                 FLORIDA ROCK INDUSTRIES, INC.

FLORIDA                                     59-0573002
(State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)           Identification No.)

155 East 21st Street
Jacksonville, Florida                       32206
(Address of principal executive offices)    (Zip code)
        -----------------------------------------------------

                    FLORIDA ROCK INDUSTRIES, INC.
                AMENDED AND RESTATED 2000 STOCK PLAN
                      (Full title of the plan)
        -----------------------------------------------------

                         John D. Milton, Jr.
   Executive Vice President, Treasurer and Chief Financial Officer
                        155 East 21st Street
                    Jacksonville, Florida 32206
               (Name and address of agent for service)
                            904-355-1781
               (Telephone number, including area code,
                        of agent for service)
        ------------------------------------------------------
                              Copies to:
                         Daniel B. Nunn, Jr.
                          McGuireWoods LLP
                       50 North Laura Street
                            Suite 3300
                     Jacksonville, Florida 32202
       --------------------------------------------------------

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                   CALCULATION OF REGISTRATION FEE

-------------------  -------------- ------------- ----------  -----------
Title of Securities  Amount to be   Proposed      Proposed    Amount of
to be registered     registered     maximum       aggregate   registration
                                    offering      offering    fee
                                    price per     price
                                    unit
-------------------  -------------  ------------  ----------- ------------

Common Stock (1)
($.10 par value)     912,500(2)     N/A (3)       N/A(3)      N/A(3)

===================  =============  ============= =========== ============

     1. The Registrant previously registered 1,825,000 shares of common stock issuable under the Florida Rock Industries, Inc. Amended and Restated 2000 Stock Plan (the "Plan"). The Registrant hereby registers an additional 912,500 shares of its common stock to reflect a three-for-two stock dividend declared on December 3, 2003, payable on January 16, 2004 to shareholders of record on January 2, 2004. This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

     2. This registration statement shall also cover any additional shares of common stock, par value $.10 per share, which becomes issuable under the Plan by reason of a stock split, stock dividend, capitalization or any other similar transaction.

     3. The Registrant previously paid the registration fee in connection with the registration of 750,000 shares of its common stock on October 10, 2000 at the time of filing of the Registrant's Registration Statement on Form S-8 (File No. 333-47618) and 700,000 shares of its common stock on December 31, 2003 at the time of filing of the Registrant's Registration Statement on the Post-Effective Amendment No. 2 to Form S-8 (File No. 333-111663). No additional fee is required to be paid in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

     As permitted under General Instruction E to Form S-8, this Post-Effective Amendment 3 to the registration statement on Form S-8 (the "Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement No. 333-47618 on Form S-8 filed with the Securities and Exchange Commission on October 10, 2000, the Post-Effective Amendment No. 1 to the Registration Statement No. 333-47618 filed with the Securities and Exchange Commission on August 24, 2001, the Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-111663) filed with the Securities and Exchange Commission on December 31, 2003, pursuant to which Florida Rock Industries, Inc. (the "Company") registered 1,825,000 shares of the Company's common stock, $0.10 par value (the "Common Stock"), under the Florida Rock Industries, Inc. Amended and Restated 2000 Stock Plan (the "2000 Stock Plan"), and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 24, 2003.

     Pursuant to Rule 416(b) of Regulation C of the Securities and Exchange Commission, the sole purpose of this Post-Effective Amendment No. 3 to the Registrant's Registration Statement is to reflect the three-for-two split (the "Split") of the Registrant's Common Stock effected on January 16, 2004. As a result of the Split, the total number of shares of Common Stock registered pursuant to the Registration Statement has increased from 1,825,000 shares to 2,737,500 shares.

Item 8.   Exhibits.

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that previously have been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are incorporated by reference and made a part of this Registration Statement.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 22nd day of January, 2004.

                    FLORIDA ROCK INDUSTRIES, INC.
                             (Registrant)

                     By: /s/ John D. Milton, Jr.
               -----------------------------------------
                          John D. Milton, Jr.,
   Executive Vice President, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of January, 2004.

SIGNATURE           TITLE                SIGNATURE               TITLE


Edward L. Baker     Director             Luke E. Fichthorn, III  Director

/s/ John D. Milton, Jr.			  /s/ John D. Milton, Jr.
-------------------------------          --------------------------------
By:  John D. Milton, Jr.,                By:  John D. Milton, Jr.,
     Attorney-in-Fact                         Attorney-in-Fact



John D. Baker II    Director, President  G. Kennedy Thompson      Director
                    and Chief Executive
                    Officer (Principal
                    Executive Officer)

/s/ John D. Milton, Jr.                    /s/ John D. Milton, Jr.
----------------------------------------  ----------------------------------

By:  John D. Milton, Jr.,                 By:  John D. Milton, Jr.,
     Attorney-in-Fact                          Attorney-in-Fact



Thompson S. Baker, II  Director, Vice     J. Dix Druce            Director
                       President

 /s/ John D. Milton, Jr.                   /s/ John D. Milton, Jr.
--------------------------------------    ---------------------------------
By:  John D. Milton, Jr.,                 By:  John D. Milton, Jr.,
     Attorney-in-Fact                          Attorney-in-Fact



Wallace A. Patzke, Jr. Vice President,     A.R. Carpenter         Director
                       Controller,
                       and Chief
                       Accounting
                       Officer (Principal
                       Accounting Officer)

 /s/ John D. Milton, Jr.                     /s/ John D. Milton, Jr.
------------------------------------------  --------------------------------
By:   John  D. Milton, Jr.,                 By:   John  D. Milton, Jr.,
      Attorney-in-Fact                            Attorney-in-Fact


 /s/ John D. Milton, Jr.                     /s/ Tillie K. Fowler
------------------------------------------  --------------------------------
John D. Milton, Jr.   Executive Vice        Tillie K. Fowler, Director
                      President,
                      Treasurer and Chief
                      Financial Officer
                      (Principal Financial
                      Officer) and Director


------------------------------------------  ---------------------------------
Francis X. Knott, Director                  William H. Walton III, Director


     Pursuant to the requirements of the Securities Act of 1933, the 2000 Stock Plan Committee, which is the Florida Rock Industries, Inc. Compensation Committee, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, District of Columbia on January 21, 2004.

                   The Florida Rock Industries, Inc.
                       2000 Stock Plan Committee

                   /s/ Tillie K. Fowler
                 --------------------------------------
                       Name:  Tillie K. Fowler
                       Title: Chairman

                              EXHIBIT INDEX

4.1(a) Restated Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Form 10-Q for the quarter ended December 31, 1986).

4.1(b) Amendment to Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the fiscal year ended September 30, 1993).

4.1(c) Amendment to Restated Articles of Incorporation (incorporated by reference from an appendix to the Company's Proxy Statement dated December 15, 1994).

4.1(d) Amendment to the Articles of Incorporation (incorporated by reference from an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1998).

4.1(e) Amendment to the Articles of Incorporation (incorporated by reference from Exhibit 4 of the Company's Form 8-K dated May 5,
       1999).

4.2(a) Restated Bylaws (incorporated by reference from Exhibit
       3(ii)(a) to the Company's Form 10-K for the year ended September
       30, 1993).

4.2(b) Amendment to Restated Bylaws adopted October 5, 1994
       (incorporated by reference from Exhibit 3(ii)(b) to the Company's Form 10-K for the year ended September 30, 1994).

4.2(c) Amendment to Restated Bylaws adopted February 4, 1998
       (incorporated by reference from Exhibit 3(b)(3) to the Company's Form 10-Q for the quarter ended March 31, 1998).

4.3 Rights Agreements dated as of May 5, 1999, between the Company and First Union National Bank (incorporated by reference from Exhibit 4 to the Company's Form 8-K dated May 5, 1999).

4.4 Florida Rock Industries, Inc. Amended and Restated 2000 Stock Plan (incorporated by reference from an exhibit previously filed with Form 10-Q for the quarter ended March 31, 2003).

5      Opinion of Counsel.

23.1   Consent of Deloitte & Touche LLP, independent public accountants.

23.2   Consent of Counsel (included in Opinion attached as Exhibit 5).

24     Special Power of Attorney.


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